Exhibit 99.1

NEWS RELEASE

NuVasive Appoints Matthew K. Harbaugh as Chief Financial Officer

SAN DIEGO – January 2, 2020 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced the appointment of Matthew K. Harbaugh as executive vice president and chief financial officer (CFO) effective immediately. Mr. Harbaugh succeeds Rajesh (Raj) J. Asarpota, who will transition from the Company.

Mr. Harbaugh brings more than 25 years of experience in finance, business and strategy, and operations management. As CFO, Mr. Harbaugh will oversee all financial aspects of the Company, including accounting, financial planning and analysis, tax and treasury. He will report directly to the Company’s Chief Executive Officer, J. Christopher Barry, and serve as a member of the NuVasive global executive team.

“With his financial, operational and leadership experience at large, global companies, Matt is an excellent fit for NuVasive as we enter our next stage of growth,” said Mr. Barry. “We are confident that his skills and expertise will help us continue building and transforming the organization and execute our five-year strategic plan.”

Most recently, Mr. Harbaugh served as president of the specialty generics business at Mallinckrodt plc. Prior to that, he was Mallinckrodt’s CFO for more than five years. During his tenure as CFO, he oversaw the company’s accounting, treasury and tax functions, as well as information technology, procurement and facilities. Mr. Harbaugh previously held a variety of financial management positions at Covidien Pharmaceuticals, which was spun-off from Covidien plc as Mallinckrodt plc in July 2013. Mr. Harbaugh joined Covidien in 2007 and served in several finance and leadership roles, including as CFO and interim president of Covidien Pharmaceuticals. Mr. Harbaugh’s prior experience includes nearly 10 years at Monsanto Company, where he held various roles in investor relations and finance as well as two ex-patriate positions.

Mr. Harbaugh holds a Bachelor of Science degree in Business Administration from Saint Louis University and an Executive Master of Business Administration degree from Kellogg School of Management at Northwestern University. He was named “Best CFO” in Institutional Investor’s 2017 All-America Executive Team.

Mr. Asarpota has agreed to remain with the Company in an advisory role until May 2020 to assist in the transition of duties and thereafter to provide ongoing consulting services until September 2020. The Company thanks Mr. Asarpota for his commitment and contributions to NuVasive.

NuVasive reaffirms its annual financial guidance for full-year 2019 as previously issued in its earnings release on October 30, 2019.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, in this news release, the Company reaffirmed its 2019 annual financial guidance. The Company’s projections for 2019 financial guidance represent initial estimates and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA® platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com

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